Exhibit 5.1

Texas New York Washington, DC Connecticut Seattle Dubai London	Bracewell & Giuliani LLP 711 Louisiana Street Suite 2300 Houston, Texas 77002-2770 713.223.2300 Office 713.221.1212 Fax bgllp.com

March 1, 2012

Kinder Morgan, Inc.
500 Dallas Street, Suite 1000
Houston, Texas  77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) the offering by the Corporation from time to time of the Corporation’s debt securities, whether senior or subordinated (collectively, the “Debt Securities”) and (b) the offering from time to time by selling stockholders of shares of the Corporation’s Class P common stock, par value $0.01 per share (the “Common Stock”). We have been asked by the Corporation to render this opinion.

We have examined originals or copies of (a) the Registration Statement, (b) the Indentures, each dated as of March 1, 2012 (collectively, the “Indentures”), by and between the Corporation and U.S. Bank National Association (the “Trustee”), pursuant to which the senior debt securities and the subordinated debt securities, as applicable, will be issued, (c) the Certificate of Incorporation of the Corporation, as amended to date, (d) the Bylaws of the Corporation, as amended to date, (e) certain resolutions adopted by the Board of Directors of the Corporation, and (f) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Corporation and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed the due execution and delivery of the Indentures by a duly authorized officer of the Trustee, and that the Commission filing fee with respect to any Debt Securities or Common Stock sold pursuant to the Registration Statement will be paid at the appropriate time.

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.                                       with respect to any Debt Securities offered pursuant to the Registration Statement (the “Offered Debt Securities”), when the Offered Debt Securities have been duly authorized for issuance, and (subject to the Indentures being qualified under the Trust Indenture Act of 1939, as amended) when the terms thereof and of their respective issue and sale have been duly established and when the Offered Debt Securities have been duly executed by the Corporation and duly authenticated by the Trustee, upon the issuance and delivery thereof as contemplated by the Registration Statement, and upon receipt by the Corporation of the purchase price therefor, the Offered Debt Securities will be validly issued and legally binding obligations of the Corporation, entitled to the benefits of the applicable Indenture; and

2.                                       with respect to any Common Stock offered pursuant to the Registration Statement (the “Offered Common Stock”), when the shares of Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, of the Corporation held by the selling stockholders have been converted into shares of Common Stock as described in the Registration Statement (which conversion will occur after the effectiveness of the Registration Statement and before any sale of Offered Common Stock pursuant to the Registration Statement), upon issuance and delivery as contemplated by the Registration Statement, the Offered Common Stock will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and limited to applicable New York law, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. The reference to the General Corporation Law of the State of Delaware in the preceding sentence includes the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the references to our firm under the heading “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under

Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP